Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. REPORTS SECOND QUARTER FISCAL 2025 RESULTS ABOVE GUIDANCE; UPDATES FISCAL 2025 OUTLOOK

●	Net Sales of $644.8 Million for the Second Quarter Compared to $659.8 Million Last Year
●	Second Quarter GAAP and Non-GAAP Net Income Per Diluted Share Exceed Guidance
●	Raises GAAP and Non-GAAP Net Income Per Diluted Share Guidance for Fiscal Year 2025
●	Repaid $400 Million Senior Secured Notes Due August 2025
●	Repurchased 1.2 Million Shares of the Company’s Common Stock for $31.6 Million
●	Announces New Global Apparel License for the Converse Brand

New York, New York – September 5, 2024 -- G-III Apparel Group, Ltd. (NasdaqGS: GIII) today reported results for the second quarter of fiscal 2025 ended July 31, 2024.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “We delivered a strong first half of the year. Our second quarter non-GAAP net income per diluted share of $0.52 exceeded our expectations, led by our owned brands. DKNY and Karl Lagerfeld collectively grew double-digits and the Donna Karan relaunch has been incredibly successful, in addition to continued solid performance with healthy sell-throughs across the rest of our business.”

Mr. Goldfarb concluded, “Having the most desirable brands is central to our strategy and I am pleased with the transition to our go-forward portfolio, which will continue to evolve for the future. Our new businesses are working, and I am excited to announce a licensing agreement for Converse, Inc., a globally recognized American youth lifestyle brand. This new partnership represents a significant opportunity to expand our active lifestyle category while leveraging our core capabilities to build a global apparel business. The powerful combination of our brands, our business model and diverse growth drivers, together with our agility, operating discipline and strong foundation give us confidence that our strategy will deliver long-term shareholder value.”

Mr. Goldfarb concluded, “Given our second quarter earnings per diluted share outperformance, we are reaffirming our fiscal year 2025 net sales and, once again, raising our earnings per diluted share outlook. Despite the uncertain macroeconomic environment, we remain optimistic about the remainder of the year and our orderbook is in a good position for the important Fall and Holiday seasons.”

Results of Operations

Second Quarter Fiscal 2025 Financial Results

Net sales for the second quarter ended July 31, 2024 decreased 2% to $644.8 million compared to $659.8 million in the prior year’s second quarter.

Net income for the second quarter was $24.2 million, or $0.53 per diluted share, compared to $16.4 million, or $0.35 per diluted share, in the prior year’s second quarter.

Non-GAAP net income per diluted share was $0.52 for the second quarter compared to $0.40 in the same period last year. Non-GAAP net income per diluted share excludes (i) in the second quarter of fiscal 2025, the $0.6 million gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own, (ii) in the second quarter of fiscal 2024, incentive compensation expenses of $1.8 million related to the Karl Lagerfeld transaction and (iii) in the second quarter of fiscal 2024, non-cash imputed interest expense of $1.1 million related to the note issued to seller as part of the consideration for the acquisition of Donna Karan International. The aggregate effect of these exclusions was equal to $(0.01) per diluted share in the second quarter of this year and $0.05 per diluted share in last year’s second quarter.

Balance Sheet as of Second Quarter Fiscal 2025

Inventories decreased 24% to $610.5 million at the end of this year’s second quarter compared to $804.9 million in the second quarter of last year.

During the quarter, we bought back 1,180,328 of our shares of common stock for an aggregate purchase price of $31.6 million.

Converse License

G-III signed a license agreement for Converse, Inc. to design and produce men’s and women’s apparel for distribution globally. The product is expected to launch in Fall 2025. Converse is an iconic American youth lifestyle brand and represents a significant opportunity for G-III to expand the active lifestyle business, providing exposure to a differentiated consumer and distribution network while leveraging existing fashion talent.

Outlook

The Company today updated its outlook for the fiscal year ending January 31, 2025. This outlook continues to anticipate approximately $60.0 million in incremental expenses, primarily associated with the launches of Donna Karan, Nautica and Halston. Approximately 65% of these expenses are related to marketing initiatives to support the Donna Karan and DKNY brands. The remaining costs are principally related to technology and talent to expand operational capabilities.

Fiscal 2025

Net sales are expected to increase by approximately 3% to $3.20 billion (unchanged to prior guidance), compared to net sales of $3.10 billion for fiscal 2024.

Net income is expected to be between $179.0 million and $184.0 million (prior $170.0 million and $175.0 million), or diluted earnings per share between $3.94 and $4.04 (prior $3.58 and $3.68). This compares to net income of $176.2 million, or $3.75 per diluted share, for fiscal 2024.

Non-GAAP net income for fiscal 2025 is expected to be between $180.0 million and $185.0 million (prior $170.0 and $175.0 million), or diluted earnings per share between $3.95 and $4.05 (prior $3.58 and $3.68). This compares to non-GAAP net income of $189.8 million, or diluted earnings per share of $4.04 for fiscal 2024.

Adjusted EBITDA for fiscal 2025 is expected to be between $305.0 million and $310.0 million (prior $295.0 million and $300.0 million) compared to adjusted EBITDA of $324.1 million in fiscal 2024.

Net interest expense is expected to be approximately $24.0 million, including a $1.7 million non-GAAP charge related to the write-off of deferred financing costs associated with the redemption of our senior secured notes. We estimate a tax rate of 28.5% for fiscal 2025.

Third Quarter Fiscal 2025

Net sales for the third quarter of fiscal 2025 are expected to increase by approximately 3% to $1.10 billion compared to $1.07 billion in the same period last year.

Net income for the third quarter of fiscal 2025 is expected to be in the range of $97.0 million and $102.0 million, or diluted earnings per share between $2.18 and $2.28. This compares to net income of $127.6 million, or diluted earnings per share of $2.74, in last year’s third quarter.

Non-GAAP net income for the third quarter of fiscal 2025 is expected to be between $98.0 million and $103.0 million, or diluted earnings per share between $2.20 and $2.30. This compares to non-GAAP net income of $129.6 million, or diluted earnings per share of $2.78, for the third quarter of fiscal 2024.

Non-GAAP Financial Measures

Reconciliations of GAAP net income to non-GAAP net income, GAAP net income per diluted share to non-GAAP net income per diluted share and GAAP net income to adjusted EBITDA are presented in tables accompanying the financial statements included in this release and provide useful information to evaluate the Company’s operational performance. A description of the amounts excluded on a non-GAAP basis are provided in conjunction with these tables. Non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III Apparel Group, Ltd., a global leader in fashion with expertise in design, sourcing and marketing, owns and licenses a portfolio of over 30 preeminent brands. The Company is differentiated across unique brand propositions, product categories and consumer touch points. G-III owns ten iconic brands including, DKNY, Karl Lagerfeld, Donna Karan and Vilebrequin, and licenses over 20 brands, including Calvin Klein, Tommy Hilfiger, Nautica, Halston and National Sports leagues, among others.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the reliance on licensed product, risks relating to G-III’s ability to increase revenues from sales of its other products, new acquired businesses or new license agreements as licenses for Calvin Klein and Tommy Hilfiger product expire on a staggered basis, reliance on foreign manufacturers, risks of doing business abroad, supply chain disruptions, risks related to acts of terrorism and the effects of war, the current economic and credit environment risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, including inflation and higher interest rates, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023

	(Unaudited)

Net sales	$644,755	$659,761	$1,254,502	$1,266,350
Cost of goods sold	368,881	383,108	719,735	739,897
Gross profit	275,874	276,653	534,767	526,453

Selling, general and administrative expenses	229,030	239,207	465,651	467,168
Depreciation and amortization	5,380	5,959	14,148	12,535
Operating profit	41,464	31,487	54,968	46,750

Other (loss) income	(2,952)	192	(3,175)	1,165
Interest and financing charges, net	(4,876)	(9,492)	(10,300)	(21,642)
Income before income taxes	33,636	22,187	41,493	26,273

Income tax expense	9,447	5,951	11,752	6,896
Net income	24,189	16,236	29,741	19,377
Less: Loss attributable to noncontrolling interests	(23)	(202)	(273)	(297)
Net income attributable to G-III Apparel Group, Ltd.	$24,212	$16,438	$30,014	$19,674

Net income attributable to G-III Apparel Group, Ltd. per common share:
Basic	$0.54	$0.36	$0.67	$0.43
Diluted	$0.53	$0.35	$0.65	$0.42

Weighted average shares outstanding:
Basic	44,569	45,714	45,022	45,996
Diluted	45,483	46,570	46,105	46,992

Selected Balance Sheet Data (in thousands):	As of July 31,
	2024	2023

	(Unaudited)

Cash and cash equivalents	$414,791	$197,735
Working capital	1,047,653	978,673
Inventories	610,492	804,858
Total assets	2,696,287	2,662,053
Total debt	413,968	466,036
Operating lease liabilities	218,733	247,544
Total stockholders' equity	1,512,635	1,382,115

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands)

	Three Months Ended		Six Months Ended
	July 31, 2024	July 31, 2023	July 31, 2024	July 31, 2023

	(Unaudited)

GAAP net income attributable to G-III Apparel Group, Ltd.	$24,212	$16,438	$30,014	$19,674

Excluded from non-GAAP:
Gain on forgiveness of liabilities	(600)	—	(600)	—
Expenses related to Karl Lagerfeld acquisition	—	1,848	—	3,669
Non-cash imputed interest	—	1,086	—	2,903
Income tax impact of non-GAAP adjustments	168	(786)	168	(1,724)

Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$23,780	$18,586	$29,582	$24,522

Non-GAAP net income is a “non-GAAP financial measure” that excludes (i) in the second quarter of fiscal 2025, the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own, (ii) in the second quarter of fiscal 2024, incentive compensation expenses related to the Karl Lagerfeld transaction and (iii) in the second quarter of fiscal 2024, non-cash imputed interest expense. The income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME PER SHARE TO NON-GAAP NET INCOME PER SHARE

	Three Months Ended		Six Months Ended
	July 31, 2024	July 31, 2023	July 31, 2024	July 31, 2023

	(Unaudited)

GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share	$0.53	$0.35	$0.65	$0.42

Excluded from non-GAAP:
Gain on forgiveness of liabilities	(0.01)	—	(0.01)	—
Expenses related to Karl Lagerfeld acquisition	—	0.04	—	0.08
Non-cash imputed interest	—	0.03	—	0.06
Income tax impact of non-GAAP adjustments	—	(0.02)	—	(0.04)

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$0.52	$0.40	$0.64	$0.52

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes (i) in the second quarter of fiscal 2025, the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own, (ii) in the second quarter of fiscal 2024, incentive compensation expenses related to the Karl Lagerfeld transaction and (iii) in the second quarter of fiscal 2024, non-cash imputed interest expense. The income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

			Forecasted Twelve	Actual Twelve
	Three Months Ended		Months Ending	Months Ended
	July 31, 2024	July 31, 2023	January 31, 2025	January 31, 2024

	(Unaudited)

Net income attributable to G-III Apparel Group, Ltd.	$24,212	$16,438	$179,000 - 184,000	$176,168

Gain on forgiveness of liabilities	(600)	—	(600)	—
Write-off of deferred financing costs	—	—	1,700	—
Asset impairments	—	—	—	6,758
Expenses related to Karl Lagerfeld acquisition	—	1,848	—	6,115
One-time expenses primarily related to our DKNY business in China	—	—	—	3,138
Change in fair value of earnout liability	—	—	—	(1,041)
Depreciation and amortization	5,380	5,959	31,000	27,523
Interest and financing charges, net	4,876	9,492	22,000	39,595
Income tax expense	9,447	5,951	71,900	65,859

Adjusted EBITDA, as defined	$43,315	$39,688	$305,000 - 310,000	$324,115

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net and income tax expense and excludes in fiscal 2025, (i) the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own, (ii) non-cash expense related to the write-off of deferred financing costs related to the redemption of our senior secured notes, and in fiscal 2024, (iii) asset impairments, (iv) incentive compensation expenses related to the Karl Lagerfeld transaction, (v) one-time expenses, primarily related to our DKNY business in China and (vi) the gain recorded from the reduction of the earnout liability related to our acquisition of Sonia Rykiel in fiscal 2022. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME TO FORECASTED AND ACTUAL NON-GAAP NET INCOME

(In thousands)

	Forecasted Three	Actual Three	Forecasted Twelve	Actual Twelve
	Months Ending	Months Ended	Months Ending	Months Ended
	October 31, 2024	October 31, 2023	January 31, 2025	January 31, 2024

	(Unaudited)

Net income attributable to G-III Apparel Group, Ltd.	$97,000-102,000	$127,640	$179,000 - 184,000	$176,168

Excluded from non-GAAP:
Gain on forgiveness of liabilities	—	—	(600)	—
Write-off of deferred financing costs	1,700	—	1,700	—
Asset impairments	—	222	—	6,758
Expenses related to Karl Lagerfeld acquisition	—	1,847	—	6,115
Non-cash imputed interest	—	682	—	3,798
One-time expenses primarily related to our DKNY business in China	—	—	—	3,138
Change in fair value of earnout liability	—	—	—	(1,041)
Income tax impact of non-GAAP adjustments	(700)	(761)	(100)	(5,137)
Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$98,000-103,000	$129,630	$180,000 - 185,000	$189,799

Non-GAAP net income is a “non-GAAP financial measure” that excludes in fiscal 2025, (i) the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own, (ii) non-cash expense related to the write-off of deferred financing costs related to the redemption of our senior secured notes, and in fiscal 2024, (iii) asset impairments, (iv) incentive compensation expenses related to the Karl Lagerfeld transaction, (v) non-cash imputed interest expense, (vi) one-time expenses, primarily related to our DKNY business in China and (vii) the gain recorded from the reduction of the earnout liability related to our acquisition of Sonia Rykiel in fiscal 2022. The income tax impact of non-GAAP adjustments is calculated using an effective tax for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME PER SHARE TO FORECASTED AND ACTUAL NON-GAAP NET INCOME PER SHARE

	Forecasted Three	Actual Three	Forecasted Twelve	Actual Twelve
	Months Ending	Months Ended	Months Ending	Months Ended
	October 31, 2024	October 31, 2023	January 31, 2025	January 31, 2024

	(Unaudited)

GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share	$2.18 - 2.28	$2.74	$3.94 - 4.04	$3.75

Excluded from non-GAAP:
Gain on forgiveness of liabilities	—	—	(0.01)	—
Write-off of deferred financing costs	0.03	—	0.03	—
Asset impairments	—	0.01	—	0.14
Expenses related to Karl Lagerfeld acquisition	—	0.04	—	0.13
Non-cash imputed interest	—	0.01	—	0.08
One-time expenses primarily related to our DKNY business in China	—	—	—	0.07
Change in fair value of earnout liability	—	—	—	(0.02)
Income tax impact of non-GAAP adjustments	(0.01)	(0.02)	(0.01)	(0.11)
Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$2.20 - 2.30	$2.78	$3.95 - 4.05	$4.04

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes in fiscal 2025, (i) the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own, (ii) non-cash expense related to the write-off of deferred financing costs related to the redemption of our senior secured notes, and in fiscal 2024, (iii) asset impairments, (iv) incentive compensation expenses related to the Karl Lagerfeld transaction, (v) non-cash imputed interest expense, (vi) one-time expenses, primarily related to our DKNY business in China and (vii) the gain recorded from the reduction of the earnout liability related to our acquisition of Sonia Rykiel in fiscal 2022. The income tax impact of non-GAAP adjustments is calculated using an effective tax for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi

SVP of Investor Relations and Treasurer

(646) 473-5228

Company Media Contact:

Andrew Blecher

andrew.blecher@g-iii.com